                                                                   Exhibit 10.37

                           AGREEMENT OF REIMBURSEMENT

     AGREEMENT OF REIMBURSEMENT (this "Agreement"), dated as of May 1, 2002, between NetRatings, Inc. ("NetRatings"), a Delaware corporation, and ACNielsen Corporation, a Delaware corporation ("ACN").

     WHEREAS, NetRatings is obligated to reimburse ACN pursuant to the terms of that certain Stockholders Agreement (the "Stockholders Agreement"), dated as of September 22, 1999, among ACN, NetRatings and ACNielsen eRatings.com ("eRatings"), a Delaware corporation, in respect of monies advanced by ACN to NetRatings; and

     WHEREAS, NetRatings is obligated to reimburse ACN, pursuant to the terms of
Section 5.16 of that certain Agreement and Plan of Reorganization (the "Merger Agreement"), dated as of October 25, 2001, and terminated on March 29, 2002, by and among NetRatings, Estancia Acquisition Corporation, a Delaware corporation, ACN, and eRatings, for certain costs and expenses incurred by ACN.

     NOW, THEREFORE, the parties agree as follows:

     1. On the date hereof, NetRatings shall pay ACN, by wire transfer of immediately available funds to such account or accounts as ACN shall designate, an amount equal to U.S.$2,828,000, in full satisfaction of its obligation to reimburse ACN pursuant to the terms of the Stockholders Agreement, in respect of monies advanced by ACN to NetRatings. ACN represents and warrants to NetRatings that the payment of $2,828,000 by NetRatings represents 19.9% of all amounts advanced to eRatings.com by ACN, and all related interest due by NetRatings thereon, for capital contributions made by ACN through the date of this agreement.

     2. On the date hereof, NetRatings shall pay ACN, by wire transfer of immediately available funds to such account or accounts as ACN shall designate, an amount equal to U.S.$500,000, in partial satisfaction of its obligation to reimburse ACN, pursuant to the terms of Section 5.16 of the Merger Agreement, for certain costs and expenses incurred by ACN. In addition, NetRatings, on a quarterly basis, will reimburse 50% of all additional costs actually incurred by ACN (and not yet paid as of the date hereof) with respect to the items set forth on Exhibit A under the heading "Approved Transition Items," which additional payment obligation shall not exceed $548,000 in aggregate. ACN shall promptly pay as incurred (or reimburse NetRatings to the extent that NetRatings pays) any and all costs set forth under the header "Total Costs" incurred for actions taken set forth on Exhibit A other than amounts paid which NetRatings is required to reimburse pursuant to this Section 2.

     3. Other than amounts for "Stay Pay Bonuses," NetRatings, ACN and ACNielsen eRatings.com acknowledge and agree that the amounts set forth on Exhibit B have not been committed to by ACN or eRatings.com as of the date of this agreement and NetRatings takes no obligations or payment requirements related to such amounts. The amounts set forth for "Stay Pay Bonuses" shall either be paid by ACN or ACN shall reimburse eRatings or NetRatings, as the case may be, for the payment of any such amounts. In the event that the payment of any other amount set forth on Exhibit B is legally required, ACN shall either pay such amounts directly or reimburse NetRatings for any such payments made by NetRatings.

     4. This Agreement shall be governed by the law of the State of New York, without regard to the conflict of law principles thereof.

     5 This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

     IN WITNESS WHEREOF, the parties hereto have caused this Reimbursement Agreement to be executed and delivered by each of them or their respective officers thereunto duly authorized, all as of the date first above written.

                                             NETRATINGS, INC.


                                             By:    /s/ Todd Sloan
                                                 -----------------------
                                                 Name:  Todd Sloan
                                                 Title: Chief Financial Officer


                                             ACNIELSEN CORPORATION


                                             By:    /s/ Michael E. Elias
                                                 -----------------------
                                                 Name:  Michael E. Elias
                                                 Title: Vice President